                        EXHIBIT 11

              CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees Old Mutual South Africa Equity Trust:

We consent to the use of our report, dated July 25, 1997, incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in Part B of the registration statement.

KPMG Peat Marwick
Chartered Accountants
Hamilton, Bermuda
September 25, 1997